UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2016
Date of Report (Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Sotheby’s (the "Company") held its 2016 Annual Meeting of the Stockholders on May 6, 2016 (the “Meeting”). The number of shares of common stock present at the Meeting was 52,772,608, or 86.3%, of the shares of common stock outstanding on March 11, 2016, the record date for the Meeting. At the Meeting, the following items were submitted to a vote of stockholders:
(1) Election of Directors. All nominees were elected pursuant to the following votes:

	Number of Votes*
Director	FOR	WITHHELD	ABSTAIN
Jessica M. Bibliowicz	46,316,559	1,747,251	10,528
Kevin C. Conroy	47,323,667	738,845	11,826
Domenico De Sole	42,851,270	5,207,678	15,390
The Duke of Devonshire	47,789,641	273,727	10,970
Daniel S. Loeb	47,443,073	621,414	9,851
Olivier Reza	47,773,072	290,418	10,848
Marsha E. Simms	47,475,775	588,055	10,508
Thomas S. Smith, Jr.	47,754,467	308,943	10,928
Diana L. Taylor	47,366,356	697,472	10,510
Dennis M. Weibling	47,810,899	252,580	10,859
Harry J. Wilson	47,609,198	379,911	85,229
________
* Does not include 4,698,720 broker non-votes.
(2) Advisory Proposal on executive compensation. The matter was approved with the following vote:

Number of votes FOR	39,596,953
Number of votes AGAINST	8,245,889
Number of votes ABSTAINING	231,496
Number of votes BROKER NON-VOTES	4,698,270
(3) Approval of the 2016 Annual Bonus Plan. The matter was approved with the following vote:

Number of votes FOR	47,689,452
Number of votes AGAINST	352,132
Number of votes ABSTAINING	32,754
Number of votes BROKER NON-VOTES	4,698,270
(4) Ratification of appointment of Deloitte & Touche LLP as the Company's independent public accounting firm for 2016. The matter was approved with the following vote:

Number of votes FOR	52,157,850
Number of votes AGAINST	554,740
Number of votes ABSTAINING	60,018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	May 10, 2016